                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) June 10, 1998



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                     1-9106                 23-2413352
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
      of Incorporation)             file number)        Identification Number)



             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         (i) Axinn Transaction. On July 11, 1998, Brandywine Realty Trust (the "Trust") and Brandywine Operating Partnership, L.P. (the "Operating Partnership" and, collectively with the Trust, the "Company") entered into an agreement (the "Acquisition Agreement") with Donald E. Axinn ("Axinn") and certain entities controlled by Axinn (the "Axinn Entities") to acquire a portfolio of nine office properties and 20 industrial facilities located in Long Island, New York and Northern New Jersey that contain an aggregate of approximately 1.3 million net rentable square feet (the "Axinn Transaction"). The aggregate purchase price for the properties is approximately $103.5 million. The properties to be acquired include seven office properties and 19 industrial facilities that contain an aggregate of approximately 1.1 million net rentable square feet which are expected to be acquired at the initial closing (collectively, the "Axinn Properties"). The remaining two office properties and one industrial facility containing an aggregate of approximately 222,250 square feet (collectively, the "Additional Axinn Properties") are expected to be acquired by the Company after the initial closing as discussed in the footnotes to the table below. Approximately $83.4 million of the aggregate purchase price is payable at closing for the Axinn Properties, and the balance of the price would be payable when each of the Additional Axinn Properties to which such balance is allocable is acquired by the Company.

         Of the $83.4 million aggregate purchase price payable at closing for the Axinn Properties, the Company expects to (i) satisfy approximately $19.3 million through the assumption of mortgage debt secured by six of the Axinn Properties; (ii) defer approximately $10.4 million of the payment until the fourth quarter of 1998; and (iii) satisfy the balance of the initial purchase price through a combination of cash and Class A units of limited partner interest ("Units") in the Operating Partnership. Axinn and the partners in the Axinn Entities (collectively, the "Axinn Partners") have the right to elect the mix of cash and Units, except that a minimum of approximately $24 million of the purchase price is payable in Units. For purposes of the Acquisition Agreement, potential Unit holders have agreed to value each Unit at $24.00. In the event Axinn elects to receive more than 75% of his net equity position (computed as gross purchase price net of mortgage debt assumed or discharged) in Units, each recipient of Units will be entitled to receive a number of additional Units equal to 3.5% of the number of Units such person would otherwise have received. Each Unit will be redeemable, at the option of the holder, on and after the first anniversary of the closing date for either an amount of cash equal to the trading price of one Common Share at the time of the redemption or, at the option of the Company, for one Common Share. The Units will also be subject to earlier redemption upon a change in control of the Company or the death of the applicable holder.

         As of July 1, 1998, the Axinn Properties were approximately 86.0% leased to 68 tenants. No tenant individually occupied more than 10% of the aggregate net rentable square feet of the Axinn Properties. The following table identifies the locations and net rentable square feet of the Axinn Properties and the Additional Axinn Properties.

                        PROPERTY                                                                   NET RENTABLE
                     IDENTIFICATION                               LOCATION                          SQUARE FEET

    AXINN PROPERTIES

    LONG ISLAND INDUSTRIAL
    1.       111 Ames Court                                    Plainview, NY                                  18,000
    2.       55 Ames Court                                     Plainview, NY                                  90,000
    3.       10 Skyline Drive                                  Plainview, NY                                  22,200
    4.       11 Commercial Street                              Plainview, NY                                  17,548
    5.       80 Skyline - Express                              Plainview, NY                                  28,822
    6.       120 Express Street                                Plainview, NY                                  27,729
    7.       163-167 S. Service Road                           Plainview, NY                                  27,423
    8.       336 S. Service Road                                Melville, NY                                  43,600
    9.       180 Central Ave. / 2 Engineers Lane              Farmingdale, NY                                 23,715
    10.      8 Engineers Lane                                 Farmingdale, NY                                 15,000
    11.      19 Engineers Lane                                Farmingdale, NY                                 10,000
    12.      91 N. Industry Court                              Deer Park, NY                                  71,000
    13.      100 Voice Road                                   Carle Place, NY                                 25,000
    14.      110 Voice Road                                   Carle Place, NY                                 25,920
    15.      1000 Axinn Avenue                                Garden City, NY                                 59,000
    16.      645 Stewart Avenue                               Garden City, NY                                 35,552
                                                                                                              ------
                                            Subtotal       Long Island Industrial                            540,509
                                                                                                             -------
    LONG ISLAND OFFICE
    17.      125 Jericho Turnpike                               Jericho, NY                                   75,308
    18.      131 Jericho Turnpike                               Jericho, NY                                   26,626
    19.      245 Old Country Road                               Melville, NY                                  82,308
                                                                                                              ------
                                            Subtotal         Long Island Office                              184,242
                                                                                                             -------

    NEW JERSEY INDUSTRIAL
    20.      44 National Road                                    Edison, NJ                                   50,000
    21.      835 New Durham Road                                 Edison, NJ                                   58,095
    22.      837 Durham Road                                     Edison, NJ                                   48,200
                                                                                                              ------
                                           Subtotal       New Jersey Industrial                              156,295
                                                                                                             -------

    NEW JERSEY OFFICE
    23.      102 Chestnut Ridge Road                            Montvale, NJ                                  49,671
    24.      25 Phillips Parkway                                Montvale, NJ                                  51,155
    25.      3 Paragon Drive (1)                                Montvale, NJ                                  96,000
    26.      1255 Broad Street                                 Bloomfield, NJ                                 37,478
                                                                                                              ------
                                            Subtotal         New Jersey Office                               234,304
                                                                                                             -------

    TOTAL AXINN PROPERTIES                                                                                 1,115,350
                                                                                                           =========

ADDITIONAL AXINN PROPERTIES

LONG ISLAND INDUSTRIAL
1.          31 Commercial Street (2)                           Plainview, NY                       18,026



LONG ISLAND OFFICE
2.          263 Old Country Road (3)                            Melville, NY                       62,500


NEW JERSEY OFFICE
3.          101 Paragon Drive (4)                               Montvale, NY                      141,724
                                                                                                  ------


TOTAL ADDITIONAL AXINN PROPERTIES                                                                 222,250
                                                                                                  =======

---------------------------------------

(1) As provided in Section 14 of the Acquistion Agreement, this property will be acquired by the Company on or before December 28, 1998.

(2) As provided in Section 14 of the Acquisition Agreement, this property will be acquired only after certain environmental conditions affecting this property have been satisfied, including a determination by the New York State Department of Environmental Conservation that no further ground water monitoring or other action under a consent order relating to this property is required and the property is de-listed under the applicable New York State environmental laws. If the environmental conditions are not satisfied within two years from the closing date, then either the Company or Axinn may terminate its obligation to purchase or sell, as applicable, this property.

(3) As provided in Section 4 of the Acquisition Agreement, this property is currently under construction and is expected to be acquired upon completion of construction and the issuance of a certificate of occupancy. The Company currently expects construction to be completed during the first quarter of 1999.

(4) As provided in and subject to the condition contained in Section 14 of the Acquisition Agreement, this property is subject to acquisition by the Company in September 2005.




         The table set forth below shows scheduled lease expirations for leases in place at July 1, 1998, for the Axinn Properties and the Additional Axinn Properties for each of the next ten years beginning July 1, 1998, assuming none of the tenants exercise renewal options or termination rights, if any, at or prior to scheduled expirations:

                                                                         Final Annualized  Percentage of Total
                                                                               Base         Final Annualized
                                                                            Rent From        Base Rent From
       Year of            Number of Leases    Net Rentable Square        Properties Under   Properties Under
        Lease             Expiring Within      Footage Subject to            Expiring           Expiring             Cumulative
      Expiration              the Year          Expiring Leases             Leases(1)            Leases                  %

         1998                    12                    83,200            $       662,733          5.8%                  5.8%
         1999                    9                     38,672                    410,845          3.6%                  9.4%
         2000                    11                   101,139                    683,405          6.0%                 15.3%
         2001                    9                    301,066                  2,765,729         24.1%                 39.4%
         2002                    11                   193,037                  2,133,193         18.6%                 58.0%
         2003                    8                     77,587                    819,938          7.1%                 65.2%
         2004                    2                     11,425                    188,911          1.6%                 66.8%
         2005                    6                    213,147                  1,823,163         16.0%                 82.7%
         2006                    2                     77,954                  1,596,685         14.0%                 96.7%
         2007                    -                          -                          -          0.0%                 96.7%
 2008 and thereafter             2                     20,291                    383,078          3.0%                100.0%
                                 -                     ------                    -------          ----                ------

         Total                   72                 1,117,518              $  11,467,680        100.0%
                                 ==                 =========              =============        ======

---------------------

(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by twelve. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.


         The Company views the Long Island office and industrial acquisitions as value added opportunities and anticipates establishing an ongoing program to generally upgrade the properties and, in some cases undertake significant renovations. To establish this program, the Company expects to invest approximately $1 million shortly after the acquisition.

         The Acquisition Agreement also provides that the Company may acquire a property known as 885 Waverly Avenue, an industrial property containing approximately 50,025 net rentable square feet, for a purchase price of approximately $1.1 million. In the event the existing tenant of 885 Waverly Avenue, which exercised its right to purchase the property, defaults in its purchase, the Company would expect to acquire the property. Due to the tenant's exercise of its option, the Company does not anticipate that it will acquire the property.

         The Acquisition Agreement provides that at closing, Donald E. Axinn, Chairman and founder of the Axinn Company, will become a member of the Company's Board of Trustees. In addition, Mark Hamer, President and Chief Operating Officer of the Axinn Company, will become a Vice President of the Company. Upon closing, Mr. Axinn and Mr. Hamer will each be awarded 100,000 10-year options. Each option will be exercisable for one Common Share and will have a per share exercise price of $24.00 in respect of 50,000 shares and $26.40 in respect of 50,000 shares.

         In the Acquisition Agreement, the Company agreed not to take certain actions, such as certain types of sales of Axinn Properties or Additional Axinn Properties within either a five or 10-year period, or failing to maintain approximately $42.5 million in debt allocable to the Axinn Partners. In the event the Company were to take any such actions, the Company has agreed to pay certain tax liabilities that might be incurred by the Axinn Partners.

         The Units and the Common Shares issuable upon redemption of the Units have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered and sold in the United States absent registration or an applicable exemption from registration. The Company has agreed to file a registration statement registering the resale of Common Shares issuable upon redemption of Units.

         The Axinn Partners are unaffiliated with the Company. The Company based its determination of the purchase price of the Axinn Properties and the Additional Axinn Properties on the expected cash flow, physical condition, location, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's-length negotiation between the Company and Axinn. Consummation of the Axinn Transaction is subject to customary closing conditions, including receipt of third party consents and approval of the Axinn Partners. As indicated above, the Company's obligation to acquire certain of the Axinn Properties is subject to additional conditions not generally applicable to the entire portfolio. Accordingly, no assurance can be given that all or part of the Axinn Transaction will be consummated or that, if consummated, it would follow all of the terms set forth in the Acquisition Agreement.

         (ii) 925 Harvest Drive. On June 24, 1998, the Operating Partnership acquired a two-story office property known as 925 Harvest Drive. This property contains approximately 63,000 net rentable square feet and is located in Blue Bell, Montgomery County, Pennsylvania, and was purchased for approximately $8.1 million. The purchase price was funded from borrowings under the Company's revolving credit facility. As of July 1, 1998, 925 Harvest Drive was approximately 98.3% leased to 13 tenants.

         The seller of 925 Harvest Drive, E.B. Realty, Inc. (the "Seller") is a party unaffiliated with the Company. The Company based its determination of the purchase price on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's-length negotiation between the Company and the Seller.

         (iii) Sale of Kings Mill. On June 10, 1998, the Operating Partnership sold a property known as Kings Mill. This property contains approximately 156,175 net rentable square feet and is located in Cincinnati, Ohio, and was sold for approximately $14.9 million.

         The buyer of Kings Mill, Hub Properties Trust (the "Purchaser") is a party unaffiliated with the Company.

         (iv) Financial Statements. Included under Item 7 of this Current Report on Form 8-K are financial statements for the Axinn Properties and pro forma financial information for the Company. After reasonable inquiry, the Company is not aware of any material factors relating to the Axinn Properties that would cause the reported financial information relating to such properties not to be necessarily indicative of future operating results.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements.

                  The audited combined statement of revenue and certain operating expenses of the Axinn Properties for the year ended December 31, 1997 and the unaudited combined statement of revenue and certain operating expenses of the Axinn Properties for the three months ended March 31, 1998 are included on pages F-12 to F-15.

         (b)      Pro Forma Financial Information.

                  Pro forma financial information which gives effect to the Company's pending acquisition of the Axinn Properties as of and for the year ended December 31, 1997 and for the three months ended March 31, 1998 are included on pages F-1 to F-11.

         (c)      Exhibits.

                           10.1     Acquisition Agreement
                           10.2     Form of Axinn Options
                           10.3     Form of Hamer Options
                           10.4     Form of Registration Rights Agreement
                           10.5     Form of Pledge Agreement
                           10.6     Form of Fourth Amendment to the Agreement of
                                      Limited Partnership of the Operating
                                      Partnership
                           23.1     Consent of Arthur Andersen LLP

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 BRANDYWINE REALTY TRUST


Date:  July 30, 1998                              By:    /s/ Gerard H. Sweeney
                                                         ----------------------
                                                 Title:   President and Chief
                                                          Executive Officer

                             BRANDYWINE REALTY TRUST

                          INDEX TO FINANCIAL STATEMENTS


I.       UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION


o Pro Forma Condensed Consolidating Balance Sheet as of March 31, 1998...............................F - 3

o Pro Forma Condensed Consolidating Statement of Operations for the
Year Ended December 31, 1997.........................................................................F - 4

o Pro Forma Condensed Consolidating Statements of Operations for the
Three Months Ended March 31, 1998....................................................................F - 5

o Notes and Management's Assumptions to Unaudited Pro Forma Condensed
Consolidating Financial Information..................................................................F - 6


II.      AXINN PROPERTIES

o Report of Independent Public Accountants...........................................................F - 12

o Combined Statements of Revenue and Certain Expenses for the Three Months
Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997 (audited) .....................F - 13

o Notes to Combined Statements of Revenue and Certain Expenses.......................................F - 14


                             BRANDYWINE REALTY TRUST
             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

         The following sets forth the pro forma condensed consolidating balance sheet of Brandywine Realty Trust ("the Company") as of March 31, 1998 and the pro forma condensed consolidating statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997.

         The pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company and those acquisitions deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

         The unaudited pro forma condensed consolidating financial information is presented as if the following events occurred on March 31, 1998 for balance sheet purposes, and on January 1, 1997 for purposes of the statements of operations:

- The Company acquired the properties described in Note 1 to these pro forma financial statements.

- The Company issued 2,375,500 Common Shares at $20.625 per share, of which 175,500 shares related to the underwriter's exercise of the over-allotment option (the "March 1997 Offering"). The net proceeds from the March 1997 Offering were contributed to Brandywine Operating Partnership, L.P. (the "Operating Partnership") in exchange for 2,375,500 units of general partnership interest ("GP Units") in the Operating Partnership.

- The Company issued 11,500,000 Common Shares at $20.75 per share, of which 1,500,000 shares related to the underwriter's exercise of the over-allotment option (the "July 1997 Offering"). The net proceeds from the July 1997 Offering were contributed to the Operating Partnership in exchange for 11,500,000 GP Units.

- The Company issued 786,840 Common Shares at $22.31 per share (the "September 1997 Offering"). The net proceeds from the September 1997 Offering were contributed to the Operating Partnership in exchange for 786,840 GP Units.

- The Company issued 751,269 Common Shares at $24.63 per share (the "December 1997 Offering"). The net proceeds from the December 1997 Offering were contributed to the Operating Partnership in exchange for 751,269 GP Units.

- The Company issued 11,000,000 Common Shares at $24.00 per share, of which 1,000,000 shares related to the underwriter's exercise of the over-allotment option (the "January 1998 Offering"). The net proceeds from the January 1998 Offering were contributed to the Operating Partnership in exchange for 11,000,000 GP Units.

- The Company issued an aggregate of 1,012,820 Common Shares at $24.06 per share (the "February 18, 1998 Offering"). The net proceeds from the February 18, 1998 Offering were contributed to the Operating Partnership in exchange for 1,012,820 GP Units.

- The Company issued an aggregate of 629,921 Common Shares at $23.81 per share (the "February 27, 1998 Offering"). The net proceeds from the February 27, 1998 Offering were contributed to the Operating Partnership in exchange for 629,921 GP Units.

- The Company issued an aggregate of 625,000 Common Shares at $24.00 per share (the "April 1998 Offering"). The net proceeds from the April 1998 Offering were contributed to the Operating Partnership in exchange for 625,000 GP Units.


         The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position and the results of operations of the Company.

                             BRANDYWINE REALTY TRUST

                 PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
                      AS OF MARCH 31, 1998 (Notes 1 and 2)

                                   (Unaudited)
                                 (In thousands)




                                                                           SHARE OFFERINGS
                                                      BRANDYWINE     --------------------------
                                                     REALTY TRUST                     USE OF        PROPERTY
                                                      HISTORICAL      PROCEEDS       PROCEEDS     ACQUISITIONS    PRO FORMA
                                                     CONSOLIDATED        (A)            (B)            (C)       CONSOLIDATED
                                                     ------------    -----------    -----------    -----------   ------------
ASSETS:
  Real estate investments, net                        $ 1,045,154    $      --      $      --      $   168,411   $ 1,213,565
  Cash and cash equivalents                                38,042         14,175        (14,175)          --          38,042
  Escrowed cash                                             1,241           --             --             --           1,241
  Accounts receivable                                       4,877           --             --             --           4,877
  Due from affiliates                                         348           --             --             --             348
  Investment in management company                            109           --             --             --             109
  Investment in unconsolidated real estate ventures         7,276           --             --             --           7,276
  Deposits                                                    100           --             --             --             100
  Deferred costs and other assets                           9,197           --             --             --           9,197
                                                      -----------    -----------    -----------    -----------   -----------
   Total assets                                         1,106,344         14,175        (14,175)       168,411     1,274,755
                                                      ===========    ===========    ===========    ===========   ===========

LIABILITIES:
  Mortgages and notes payable                             347,470           --          (14,175)       133,853       467,148
  Accrued interest                                          1,164           --             --             --           1,164
  Accounts payable and accrued expenses                     6,875           --             --             --           6,875
  Distributions payable                                    14,091           --             --             --          14,091
  Tenant security deposits and deferred rents               8,899           --             --             --           8,899
                                                      -----------    -----------    -----------    -----------   -----------
   Total liabilities                                      378,499           --          (14,175)       133,853       498,177
                                                      -----------    -----------    -----------    -----------   -----------

MINORITY INTEREST                                          14,074           --             --           34,558        48,632
                                                      -----------    -----------    -----------    -----------   -----------

BENEFICIARIES' EQUITY:
  Common shares of beneficial interest                        370              6           --             --             376
  Additional paid-in capital                              740,071         14,169           --             --         754,240
  Share warrants                                              962           --             --             --             962
  Cumulative earnings                                      19,698           --             --             --          19,698
  Cumulative distributions                                (47,330)          --             --             --         (47,330)
                                                      -----------    -----------    -----------    -----------   -----------
   Total beneficiaries' equity                            713,771         14,175           --             --         727,946
                                                      -----------    -----------    -----------    -----------   -----------

   Total liabilities and beneficiaries' equity        $ 1,106,344    $    14,175    $   (14,175)   $   168,411   $ 1,274,755
                                                      ===========    ===========    ===========    ===========   ===========

The accompanying condensed notes are an integral part of these consolidated financial statements

                             BRANDYWINE REALTY TRUST

                  PROFORMA CONDENSED CONSOLIDATING STATEMENT OF
                 OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (Notes 1 and 3)

                                   (Unaudited)
               (In thousands, except share and per share amounts)


                                                 BRANDYWINE             1997 EVENTS
                                                   REALTY          ---------------------------
                                                   TRUST         HISTORICAL       PRO FORMA
                                                 HISTORICAL      OPERATIONS        ADJUST-
                                                CONSOLIDATED        (A)           MENTS (B)
                                                ------------    ------------    ------------
REVENUE
Base rents                                      $     49,928    $     28,640   $        918
Tenant reimbursements                                  9,396           3,954           --
Other                                                  1,736             284           --
                                                ------------    ------------    ------------
       Total Revenue                                  61,060          32,878            918
                                                ------------    ------------    ------------

OPERATING EXPENSE:
Interest                                               7,079            --            4,303
Depreciation and amortization                         15,589            --            7,093
Property operating expenses                           22,445          12,413           --
Administrative expenses                                  659            --             --
                                                ------------    ------------    ------------
       Total operating expenses                       45,772          12,413         11,396
                                                ------------    ------------    ------------

Income (loss) before equity in income of
  management company and minority interest            15,288          20,465        (10,478)

Equity in income (loss) of management company             89            --              422 (C)
                                                ------------    ------------    ------------

Income (loss) before minority interest                15,377          20,465        (10,056)

Minority interest in (income) loss                      (376)           --             (374)(D)
                                                ------------    ------------    ------------

Net income (loss)                                     15,001          20,465        (10,430)

Income allocated to Preferred Shares                    (499)           --             --
                                                ------------    ------------    ------------

Income (loss) allocated to Common Shares        $     14,502    $     20,465   $    (10,430)
                                                ============    ============    ============

Diluted earnings (loss) per Common Share        $       0.95
                                                ============

Diluted weighted average number of
 shares outstanding                               15,793,329
                                                ============

                          [RESTUBBED FROM TABLE ABOVE]

                                                                                     1998 PROPERTY
                                                                                      ACQUISITIONS
                                                                  1998         ---------------------------
                                                                  SHARE         HISTORICAL        PRO FORMA      TOTAL
                                                                OFFERINGS       OPERATIONS         ADJUST-      PRO FORMA
                                                  SUBTOTAL         (E)              (F)           MENTS (G)   CONSOLIDATED
                                                ------------   ------------    ------------    ------------   ------------
REVENUE
Base rents                                     $     79,486    $       --      $     71,475   $       --      $    150,961
Tenant reimbursements                                13,350            --            11,790           --            25,140
Other                                                 2,020            --               997           --             3,017
                                                ------------   ------------    ------------    ------------   ------------
       Total Revenue                                 94,856            --            84,262           --           179,118
                                                ------------   ------------    ------------    ------------   ------------

OPERATING EXPENSES
Interest                                             11,382         (22,607)           --           46,006          34,781
Depreciation and amortization                        22,682            --              --           21,290          43,972
Property operating expenses                          34,858            --            31,241           --            66,099
Administrative expenses                                 659            --              --             --               659
                                                ------------   ------------    ------------    ------------   ------------
       Total operating expenses                      69,581         (22,607)         31,241         67,296         145,511
                                                ------------   ------------    ------------    ------------   ------------

Income (loss) before equity in income of
  management company and minority interest           25,275          22,607          53,021        (67,296)         33,607

Equity in income (loss) of management company           511            --             --             1,470 (C)       1,981
                                                ------------   ------------    ------------    ------------    -----------

Income (loss) before minority interest               25,786          22,607          53,021        (65,826)         35,588

Minority interest in (income) loss                     (750)         (1,013)(D)        --             (260)(D)      (2,023)
                                                ------------   ------------    ------------    ------------    -----------

Net income (loss)                                    25,036          21,594          53,021        (66,086)         33,565

Income allocated to Preferred Shares                   (499)           --              --             --              (499)
                                                ------------   ------------    ------------    ------------   ------------

Income (loss) allocated to Common Shares       $     24,537    $     21,594    $     53,021   $    (66,086)   $     33,066
                                                ============   ============    ============    ============   ============

Diluted earnings (loss) per Common Share                                                                      $       0.91
                                                                                                              ============

Diluted weighted average number of
 shares outstanding                                                                                             36,721,485
                                                                                                              ============
The accompanying condensed notes are an integral part of these consolidated financial statements

                             BRANDYWINE REALTY TRUST

                 PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF
              OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 (Notes 1 and 3)

                                   (Unaudited)
               (In thousands, except share and per share amounts)

                                                                                         1998 PROPERTY
                                                    BRANDYWINE                            ACQUISITIONS
                                                      REALTY           1998      ----------------------------
                                                      TRUST           SHARE         HISTORICAL     PRO FORMA           TOTAL
                                                    HISTORICAL      OFFERINGS       OPERATIONS       ADJUST-         PRO FORMA
                                                   CONSOLIDATED         (E)             (H)         MENTS (I)      CONSOLIDATED
                                                   ------------    ------------    ------------    ------------    ------------

REVENUE
   Base rents                                      $     28,495    $       --      $     10,532    $       --      $     39,027
   Tenant reimbursements                                  3,823            --             2,364            --             6,187
   Other                                                    784            --               204            --               988
                                                   ------------    ------------    ------------    ------------    ------------
       Total Revenue                                     33,102            --            13,100            --            46,202
                                                   ------------    ------------    ------------    ------------    ------------

OPERATING EXPENSES:
                                                          4,387          (2,462)           --             6,722           8,674
   Interest                                               7,713            --              --             3,186          10,899
   Depreciation and amortization                         10,773            --             4,623            --            15,396
   Property operating expenses                            1,331            --              --              --             1,331
                                                   ------------    ------------    ------------    ------------    ------------
      Total operating expenses                           24,204          (2,462)          4,623           9,908          36,273
                                                   ------------    ------------    ------------    ------------    ------------

Income (loss) before equity in income of
  management company and minority interest                8,898           2,462           8,477          (9,908)          9,929

Equity in income (loss) of management company                35            --              --               213 (C)         248
                                                   ------------    ------------    ------------    ------------    ------------

Income (loss) before minority interest                    8,933           2,462           8,477          (9,695)         10,177

Minority interest in (income) loss                         (130)           (133)(D)        --   (G)        (244)(D)        (507)
                                                   ------------    ------------    ------------    ------------    ------------

Net income (loss)                                         8,803           2,329           8,477          (9,939)          9,670

Income allocated to Preferred Shares                       (858)           --              --              --              (858)
                                                   ------------    ------------    ------------    ------------    ------------

Income (loss) allocated to Common Shares           $      7,945    $      2,329    $      8,477    $     (9,939)   $      8,812
                                                   ============    ============    ============    ============    ============

Diluted earnings (loss) per Common Share           $       0.25                                                    $       0.23
                                                   ============                                                    ============

Diluted weighted average number of
 shares outstanding                                  31,540,412                                                      37,726,775
                                                   ============                                                    ============
The accompanying condensed notes are an integral part of these consolidated financial statements

                             BRANDYWINE REALTY TRUST

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
                              FINANCIAL INFORMATION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


1.       BASIS OF PRESENTATION:

         Brandywine Realty Trust (the "Company") is a Maryland real estate investment trust. As of July 20, 1998, the Company owned 179 properties. The Company's interest in all of the Properties is held through Brandywine Operating Partnership, L.P. (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and as of July 20, 1998, the Company held an approximately 97.6% interest in the Operating Partnership.

         These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the Columbia Acquisition Properties, the Main Street Acquisition Properties, the TA Properties, the Emmes Properties, the Greentree Executive Campus Acquisition Properties, 748 & 855 Springdale Drive, the Green Hills Properties, the Berwyn Park Properties, 500 & 501 Office Center Drive, Metropolitan Industrial Center, Atrium 1, Bala Pointe Office Centre, the Scarborough Properties, the GMH Properties, the RREEF Properties, Three Christina Centre, the DKM Properties, the First Commercial Properties, One Christina Centre and the Axinn Properties. In management's opinion, all adjustments necessary to reflect the effects of the March 1997 Offering, the July 1997 Offering, the September 1997 Offering, the December 1997 Offering, the January 1998 Offering, the February 18, 1998 Offering, the February 27, 1998 Offering, the April 1998 Offering, the acquisitions of the Columbia Acquisition Properties, the Main Street Acquisition Properties, 1336 Enterprise Drive, the Greentree Executive Campus Acquisition Properties, Five Eves Drive, Kings Manor, the TA Properties, the Emmes Properties, 748 & 855 Springdale Drive, 1974 Sproul Road, the Green Hills Properties, the Berwyn Park Properties, 500 & 501 Office Center Drive, Christiana Corporate Center, Metropolitan Industrial Center, Atrium 1, 5 & 6 Cherry Hill Executive Campus, 220 Commerce Drive, Provident Place, the PECO Building, Bala Pointe Office Centre, the Scarborough Properties, the GMH Properties, the RREEF Properties, Three Christina Centre, 920 Harvest Drive, Norriton Business Center, the DKM Properties, the First Commercial Properties, One Christina Centre and 925 Harvest Drive, and the probable acquisition of the Axinn Properties by the Company have been made.

2.       ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:

         (A) Reflects the proceeds received from the Company's recent public share offerings, as summarized below:

                                    Net          Common     Additional
                                  Proceeds       Shares      Paid In
                                 to Company      At Par      Capital
                                 ----------     -------      -------
          April 1998 Offering      $14,175      $     6      $14,169
                                   -------      -------      -------
          Total                    $14,175      $     6      $14,169
                                   =======      =======      =======

(B) Reflects the use of the proceeds received from the Company's recent public share offerings, as detailed in footnote (A) above, to repay indebtedness, as summarized below:

                                      Use of          Debt
                                       Cash        Repayments
                                     --------       --------
            April 1998 Offering      $(14,175)      $(14,175)
                                     --------       --------
            Total                    $(14,175)      $(14,175)
                                     ========       ========


(C) Reflects the Company's recent property acquisitions and probable property acquisition as follows:

                                              Cost                                       Consideration
                           --------------------------------------------  -----------------------------------------------
                                                                                              Mortgage       Operating
                                                                           Credit Facility      Debt        Partnership
       Acquisition         Purchase Price  Closing Costs     Total            Borrowings     Assumption        Units
       -----------         --------------  -------------     -----       -----------------------------------------------

First Commercial Properties        48,500             227       48,727            38,169             -          10,558
One Christina Centre               41,625             740       42,365            42,365             -               -
925 Harvest Drive                   8,050             349        8,399             8,399             -               -
Sale of Kings Mill                (15,177)            228      (14,949)                -       (14,949)              -
Axinn Properties (i)               83,444             425       83,869            40,530        19,339          24,000
                           --------------------------------------------  ----------------------------------------------
     Total                      $ 166,442         $ 1,969    $ 168,411         $ 129,463      $  4,390        $ 34,558
                           ============================================  ==============================================

(i) This acquisition has not been consumated by the Company at the date of this filing; however, the Company has determined the likelihood of the transaction being completed as probable.

3.    ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:

         (A) Reflects the historical statements of operations of the Columbia Acquisition Properties, the Main Street Acquisition Properties, 1336 Enterprise Drive, Kings Manor, Greentree Executive Campus, Five Eves Drive, the TA Properties, the Emmes Properties, 748 & 855 Springdale Drive, 1974 Sproul Road, the Berwyn Park Properties, the Green Hills Properties, 500/501 Office Center Drive, Christiana Corporate Center, Metropolitan Industrial Center, Atrium 1, 5 & 6 Cherry Hill Executive Campus, 220 Commerce Drive, Provident Place, Bala Pointe Office Centre and the Scarborough Properties. The historical statements reflected below include the operating results for the period January 1, 1997 through the earlier of the respective acquisition dates or December 31, 1997. Operating results from those dates forward are included in the historical results of the Company.

                                                                 Tenant                 Property
                                                                reimburse-             operating
        Acquisition / Offering                    Rents           ments       Other     expenses
----------------------------------------       ----------------------------------------------------------

Columbia Acquisition Properties                      $ 338          $ 24       $ 25        $ 130
Main Street Acquisition Properties                     542            60          -          379
1336 Enterprise Drive                                   78            13          -           19
Kings Manor                                            105            27          -           43
Greentree Executive Campus                             602            17          -          272
Five Eves Drive                                        103            12          -           45
TA Properties                                        2,053           299          6          698
Emmes Properties                                     2,570         1,130          2        1,332
748 & 755 Springdale Drive                             414             -          -           99
1974 Sproul Road                                       354            54          -          225
Berwyn Park Properties                               2,492           376         36        1,073
Green Hills Properties                               4,567             -          -        1,393
500/501 Office Center Drive                          1,106           919         48          971
Christiana Corporate Center                            615            22         45          218
Metropolitan Industrial Center                       1,395           306         33          472
Atrium 1                                               994            34         26          573
5 & 6 Cherry Hill Executive Campus                     127             -          -          140
220 Commerce Drive                                     594             -          -          186
Provident Place                                        644            90          7          283
Bala Pointe Office Centre                            3,523            34         35        1,544
Scarborough Properties                               5,424           537         21        2,318
                                               --------------------------------------------------
      Total                                       $ 28,640       $ 3,954      $ 284     $ 12,413
                                               ==================================================

         (B) Reflects the Company's pro forma adjustments relative to the acquisitions of the Columbia Acquisition Properties, the Main Street Acquisition Properties, 1336 Enterprise Drive, Kings Manor, Greentree Executive Campus, Five Eves Drive, the TA Properties, the Emmes Properties, 748 & 855 Springdale Drive, 1974 Sproul Road, the Berwyn Park Properties, the Green Hills Properties, 500/501 Office Center Drive, Christiana Corporate Center, Metropolitan Industrial Center, Atrium 1, 5 & 6 Cherry Hill Executive Campus, 220 Commerce Drive, Provident Place, the PECO Building, Bala Pointe Office Centre and the Scarborough Properties for the year ended December 31, 1997 and pro forma adjustments to reflect the March 1997 Offering, the July 1997 Offering, the September 1997 Offering and the December 1997 Offering for the year ended December 31, 1997. The pro forma adjustments below reflect the period January 1, 1997 through the earlier of the respective acquisition dates or December 31, 1997. Operating results from those dates forward are included in the historical results of the Company.

                                                                        Depreciation
                                                                            and
                                                                        amortization
        Acquisition / Offering            Rents       Interest (i)         (ii)
-----------------------------------     --------------------------------------------
Columbia Acquisition Properties           $ -           $ 110              $ 66
Main Street Acquisition Properties          -               -               109
1336 Enterprise Drive                       -               -                21
Kings Manor                                 -               -                29
Greentree Executive Campus                  -             249               106
Five Eves Drive                             -              75                32
TA Properties                               -           1,241               530
Emmes Properties                            -           2,049               874
748 & 755 Springdale Drive                  -             171                73
1974 Sproul Road                            -               -                61
Berwyn Park Properties                      -               -               700
Green Hills Properties                      -             690               745
500/501 Office Center Drive                 -             700               340
Christiana Corporate Center                 -             308               132
Metropolitan Industrial Center              -             926               395
Atrium 1                                    -             597               255
5 & 6 Cherry Hill Executive Campus          -             218                93
220 Commerce Drive                          -             345               147
Provident Place                             -             411               175
PECO Building (iii)                       918             652               278
Bala Pointe Office Centre                   -           1,891               807
Scarborough Properties                      -           1,957             1,125
March 1997 Offering                         -             (91)                -
July 1997 Offering                          -          (6,905)                -
September 1997 Offering                     -               -                 -
December 1997 Offering                      -          (1,291)                -
                                        --------------------------------------------
      Total                             $ 918         $ 4,303           $ 7,093
                                        ============================================

(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility. The adjustment for the Columbia Acquisition Properties also reflects an effective interest rate of 9.5% on assumed debt.
(ii) Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.
(iii)Pro forma base rents for the Peco Building are based on the lease in place as of November 25, 1997 as historically the property was owner occupied and was not an operating property. All property expenses are paid directly by the tenant.


         (C) Pro forma equity in income of management company is based on management fees less incremental costs estimated to be incurred.

         (D) Pro forma minority interest in income represents the incremental pro forma earnings allocable to minority partners.

         (E) Represents interest expense savings from debt repayments upon the application of the net proceeds from the January 1998 Offering, the February 18, 1998 Offering, the February 27, 1998 Offering, and the April 1998 Offering.

                                    Interest savings      Interest savings
                                   For the Year Ended   For the Three Months
                                       12/31/97            Ended 3/31/98
        Offering                          (i)                   (i)
      ----------------------------------------------------------------------

      January 1998 Offering             $(18,748)            $ (1,798)
      February 18, 1998 Offering          (1,729)                (232)
      February 28, 1998 Offering          (1,067)                (170)
      April 1998 Offering                 (1,063)                (262)
                                        --------             --------

            Total                       $(22,607)            $ (2,462)
                                        ========             ========

(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility.

         (F) Reflects the historical operations of the GMH Portfolio, the RREEF Portfolio, Three Christina Centre, 920 Harvest Drive, Norriton Business Center, the DKM Portfolio, the First Commercial Properties, One Christina Centre, 925 Harvest Drive, Kings Mill and the Axinn Properties for the year ended December 31, 1997.

                                                             Tenant                      Property
                                                            reimburse-                  operating
         Acquisition                       Rents              ments       Other          expenses
------------------------------          -----------------------------------------------------------------

GMH Portfolio                              $ 25,049          $ 1,937       $ 174          $ 10,935
RREEF Portfolio                               4,160              705           -             1,252
Three Christina Centre                        4,635            2,427          22             2,830
920 Harvest Drive                             1,658               63           -               724
Norriton Business Center                      1,161                -           -               276
DKM Portfolio                                15,182            4,135          24             7,164
First Commercial Properties                   6,235              719         116             2,307
One Christina Centre                          4,789              519         569             2,241
925 Harvest Drive                               946                -          92               329
Sale of Kings Mill                           (2,675)               -           -              (683)
Axinn Properties                             10,335            1,285           -             3,866
                                        -----------------------------------------------------------
      Total                                $ 71,475         $ 11,790       $ 997          $ 31,241
                                        ===========================================================

(G) Reflects the Company's pro forma adjustments relative to the acquisitions of the GMH Portfolio, the RREEF Portfolio, Three Christina Centre, 920 Harvest Drive, Norriton Business Center, the DKM Portfolio, the First Commercial Properties, One Christina Centre, 925 Harvest Drive and the Axinn Properties and the sale of Kings Mill for the year ended December 31, 1997.

                                                             Depreciation and
         Acquisition                     Interest (i)        amortization (ii)
------------------------------          --------------------------------------

GMH Portfolio                                 $ 16,391                $ 7,382
RREEF Portfolio                                  4,212                  1,797
Three Christina Centre                           3,875                  1,653
920 Harvest Drive                                  912                    389
Norriton Business Center                           658                    257
DKM Portfolio                                   10,016                  4,422
First Commercial Properties                      2,863                  1,559
One Christina Centre                             3,177                  1,356
925 Harvest Drive                                  630                    269
Sale of Kings Mill                              (1,121)                  (478)
Axinn Properties                                 4,393                  2,684
                                        --------------------------------------
      Total                                   $ 46,006               $ 21,290
                                        ======================================

(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility, and an effective rate of 7% to 8.5% on assumed mortgage indebtedness.

(ii)Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.

                  (H) Reflects the historical operations of the GMH Portfolio, the RREEF Portfolio, Three Christina Centre, 920 Harvest Drive, Norriton Business Center, the DKM Portfolio, the First Commercial Properties, One Christina Centre, 925 Harvest Drive and the Axinn Properties through the earlier of the respective acquisition dates or March 31, 1998. Operating results from those dates forward are included in the historical results of the Company. Also reflects the exclusion of the historical operations of Kings Mill which was sold by the Company.

                                                              Tenant                       Property
                                                            reimburse-                    operating
         Acquisition                       Rents               ments       Other           expenses
------------------------------          ------------------------------------------------------------

GMH Portfolio                                 $ 343             $ 27         $ 2             $ 150
RREEF Portfolio                                 570               97           -               172
Three Christina Centre                          800              419           4               488
920 Harvest Drive                               341               13           -               149
Norriton Business Center                        251                -           -                60
DKM Portfolio                                 3,744            1,020           6             1,766
First Commercial Properties                   1,537              177          29               569
One Christina Centre                          1,181              128         140               553
925 Harvest Drive                               233                -          23                81
Sale of Kings Mill                             (660)               -           -              (168)
Axinn Properties                              2,192              483           -               803
                                        -----------------------------------------------------------
      Total                                $ 10,532          $ 2,364       $ 204           $ 4,623
                                        ===========================================================

(I) Reflects the Company's pro forma adjustments relative to the acquisitions of the GMH Portfolio, the RREEF Portfolio, Three Christina Centre, 920 Harvest Drive, Norriton Business Center, the DKM Portfolio, the First Commercial Properties, One Christina Centre, 925 Harvest Drive and the Axinn
Properties for the three months ended March 31, 1998. Also reflects the exclusion of the historical operations of Kings Mill which was sold by the Company.

                                                       Depreciation and
         Acquisition                     Interest (i)  amortization (ii)
------------------------------          ----------------------------------

GMH Portfolio                                 $ 225               $ 101
RREEF Portfolio                                 577                 246
Three Christina Centre                          669                 285
920 Harvest Drive                               187                  80
Norriton Business Center                        143                  56
DKM Portfolio                                 2,470               1,090
First Commercial Properties                     706                 384
One Christina Centre                            783                 334
925 Harvest Drive                               155                  66
Sale of Kings Mill                             (276)               (118)
Axinn Properties                              1,083                 662
                                        --------------------------------
      Total                                 $ 6,722             $ 3,186
                                        ================================

(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility, and an effective rate of 7% to 8.5% on assumed mortgage indebtedness.
(ii)Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Brandywine Realty Trust:

We have audited the combined statement of revenue and certain expenses of Axinn Properties, described in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of Axinn Properties' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Axinn Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
May 15, 1998

                                AXINN PROPERTIES


           COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES (NOTE 1)


                                                      For the      For the Three
                                                     Year Ended     Months Ended
                                                    December 31,     March 31,
                                                       1997            1998
                                                    -----------    -------------
                                                                     (unaudited)
REVENUE:
   Base rents (Note 2)                              $10,335,000      $ 2,192,000
   Tenant reimbursements                              1,285,000          483,000
                                                    -----------      -----------

         Total revenue                               11,620,000        2,675,000
                                                    -----------      -----------

CERTAIN EXPENSES:
   Maintenance and other operating expenses           1,203,000          186,000
   Utilities                                            487,000           73,000
   Real estate taxes                                  2,176,000          544,000
                                                    -----------      -----------

         Total certain expenses                       3,866,000          803,000
                                                    -----------      -----------

REVENUE IN EXCESS OF CERTAIN EXPENSES               $ 7,754,000      $ 1,872,000
                                                    ===========      ===========




   The accompanying notes are an integral part of these financial statements.

                                AXINN PROPERTIES


           NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1997



1.   BASIS OF PRESENTATION:

The accompanying combined statement of revenue and certain expenses reflects the operations of nineteen industrial buildings and seven office buildings (the "Axinn Properties") owned by Donald E. Axinn ("Axinn") and certain entities controlled by Axinn located in New Jersey and New York. Brandywine Realty Trust ("BRT") and Brandywine Operating Partnership, L.P. (the "Operating Partnership") entered into an agreement (the "Acquisition Agreement) on July 11, 1998 with Axinn and certain entities controlled by Axinn to acquire the above mentioned properties for an aggregate purchase price of approximately $83.4 million. The Axinn Properties have an aggregate net rentable area of approximately 1,115,000 square feet and were 90% leased as of December 31, 1997.

In addition to the above properties, the Acquisition Agreement includes provisions to acquire three other properties subject to certain terms and contingencies. Such properties are excluded from the accompanying financial statements. These properties are as follows:

31 Commercial Street
This property will be acquired only after certain environmental conditions affecting the property have been satisfied. If the environment conditions are not satisfied within two years from the closing date, then either the Operating Partnership or Axinn may terminate its obligations to buy or sell, as applicable, this property.

263 Old Country Road
This property will be acquired once construction is completed and a certificate of occupancy is issued which is expected to occur in 1999.

101 Paragon Drive
The Operating Partnership will pay $500,000 to Axinn at the initial closing and, subject to certain terms and conditions, will be required to acquire this property in the year 2005 for $11,000,000. The Operating Partnership will be entitled to receive $50,000 each year through the year 2005 subject to certain terms and conditions. The tenant has a priority option to acquire the property for $11,000,000 which is exercisable through the year 2005.

This combined statement of revenue and certain expenses is to be included in the Company's Current Report on Form 8-K, pursuant to the rules and regulations of the Securities and Exchange Commission.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and exclude certain expenses such as interest, depreciation and amortization, and other costs not directly related to the future operations of the Axinn Properties.

The combined statement of revenue and certain expenses for the three months ended March 31, 1998 is unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the revenue and certain expenses of Axinn for the three months ended March 31, 1998 have been included. The combined revenue and certain expenses for such interim period are not necessarily indicative of the results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities during the reporting period. The ultimate results could differ from those estimates.

2.   OPERATING LEASES:

Base rents for the year ended December 31, 1997, and for the three months ended March 31, 1998, include straight-line adjustments for rental revenue decreases in accordance with generally accepted accounting principles. The aggregate rental revenue decreases resulting from the straight-line adjustments for the year ended December 31, 1997, and for the three months ended March 31, 1998 were approximately ($36,000) and ($16,000), (unaudited), respectively.

Sony Corporation's and Volvo Corporation's minimum rental payments were $1,405,000 and $1,189,000, respectively, and represented greater than 10% of the total base rents in 1997. Sony's lease expired at the end of 1997 and was not renewed, and the space has not been leased as of March 31, 1998.

The Axinn Properties are leased to tenants under operating leases with expiration dates extending to the year 2013. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1997, are as follows:

                    1998                      $        8,452,000
                    1999                               8,009,000
                    2000                               7,798,000
                    2001                               5,290,000
                    2002                               3,432,000
                    Thereafter                         9,770,000
                                              ---------------------
                    Total                     $       42,751,000
                                              =====================
Certain leases also include provisions requiring tenants to reimburse Axinn for management costs and other operating expenses up to stipulated amounts.

3.   RELATED PARTY TRANSACTIONS:

Axinn Properties have an agreement with an affiliate, which provides Axinn Properties with certain property management and related services. The aggregate costs incurred for these services and included in maintenance and other operating expenses for the year ended December 31, 1997, and for the three months ended March 31, 1998 were approximately $529,000 and $93,000, (unaudited), respectively.

4.    GROUND LEASES:

One of the Properties is subject to a ground lease which expires on November 30, 2026. Obligations under the ground lease are as follows:

                    1998                      $       22,000
                    1999                              23,000
                    2000                              23,000
                    2001                              23,000
                    2002                              23,000
                    Thereafter                       777,000
                                              ---------------------
                    Total                     $      891,000
                                              =====================